                                                                       Exhibit 5





                                August 27, 1996


General Growth Properties, Inc.
55 West Monroe Street, Suite 3100
Chicago, Illinois  60603

         Re:     Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering of 1,555,855 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Company by certain selling stockholders.

         As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock which are the subject of the Registration Statement will, upon issuance thereof in accordance with the terms of that certain Agreement and Plan of Recapitalization, Merger and Reorganization dated as of July 31, 1996 among the Company and the other parties thereto, be duly and validly issued and fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

                               Very truly yours,

                                        /s/ Neal, Gerber & Eisenberg

                            NEAL, GERBER & EISENBERG